UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM 8-K
                                CURRENT REPORT
                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

               Date of Report (Date of earliest event reported):
                                January 3, 2006

                              PLIANT CORPORATION
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              (Exact Name of Registrant as Specified in Charter)

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
             Utah                                  333-40067                             87-0496065
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        (State or Other                    (Commission File Number)                     (IRS Employer
Jurisdiction of Incorporation)                                                     Identification Number)

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                        1475 Woodfield Road, Suite 700
                             Schaumburg, IL 60173
              (Address of Principal Executive Offices) (Zip Code)

                                (847) 969-3300
             (Registrant's telephone number, including area code)

                                     N.A.
         (Former Name or Former Address if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

    |_|  Written communications pursuant to Rule 425 under the Securities Act

    |_|  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

    |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

    |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act


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ITEM 1.01.  Entry Into a Material Definitive Agreement.

The information provided in Item 1.03 of this Current Report on Form 8-K regarding the DIP Credit Agreement (as such term is defined below) is incorporated by reference into this Item 1.01.

ITEM 1.03.  Bankruptcy or Receivership.

On January 3, 2006, Pliant Corporation (the "Company") and certain of its subsidiaries (collectively, the "Debtors") filed voluntary petitions in the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court") seeking relief under the provisions of chapter 11 of title 11 of the United States Code (the "Bankruptcy Code") (the "Chapter 11 Cases"). The
Chapter 11 Cases are being jointly administered under the caption "In re: Pliant Corporation, et al., Case No. 06-10001". The Debtors continue to operate their businesses as debtors-in-possession under the jurisdiction of the Bankruptcy Court and in accordance with applicable provisions of the Bankruptcy Code and the orders of the Bankruptcy Court. A copy of the press release, dated
January 3, 2006, announcing the bankruptcy filing is attached hereto as
Exhibit 99.1 and is incorporated herein by reference.

As previously disclosed, on December 28, 2005 the Company entered into Support Agreements (the "Support Agreements") with the holders of a more than two-thirds of its 13% Senior Subordinated Notes, the holders of a majority of the outstanding shares of its mandatorily redeemable preferred stock and the holders of a majority of the outstanding shares of its common stock pursuant to which such holders agreed, subject to the terms and conditions contained in the Support Agreements, to vote in favor of and support the Company's proposed financial restructuring (the "Restructuring") described in the term sheet attached as an exhibit to the Support Agreements. Under the terms of the proposed Restructuring, (i) the Company's $320 million of 13% Senior Subordinated Notes will receive up to $35 million of new debt in consideration for accrued interest that was payable on December 1, 2005 and exchange all of their 13% Senior Subordinated Notes for a combination of 30% of the Company's common stock and at least $260 million of a new Series AA Redeemable Preferred Stock, which will not be subject to mandatory redemption, and (ii) the holders of the Company's $278 million of mandatorily redeemable preferred stock will exchange all of their mandatorily redeemable preferred stock for a combination of up to $75.5 million of a new Series AA Redeemable Preferred Stock and a percentage of the Company's common stock to be determined. The Company intends to complete the proposed Restructuring pursuant a plan of reorganization to be filed in the Chapter 11 Cases. Completion of the proposed Restructuring is subject to a number of conditions, including completion of a plan of reorganization and other definitive documentation, receipt of formal approval of the plan of reorganization from the holders of at least two-thirds in claim amount and 50% in number of the 13% Senior Subordinated Notes that vote on the plan, and bankruptcy court approval.

The foregoing description of the Support Agreements and the proposed Restructuring is qualified in its entirety by reference to the form of Support Agreement and Term Sheet attached as Exhibit 10.1 to the Company's Current Report on Form 8-K filed December 29, 2005 and incorporated herein by reference.

In addition, the Debtors entered into a Senior Secured, Super Priority, Priming Debtor-in-Possession Credit Agreement, dated as of January 4, 2006 (the "DIP Credit Agreement"), among


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the Company and certain other Debtors, as joint and several borrowers, General
Electric Capital Corporation, as administrative agent, collateral agent and lender, Morgan Stanley Senior Funding, Inc., as syndication agent and lender, and the lenders from time to time party thereto. The DIP Credit Agreement provides for a $200,000,000 commitment of debtor-in-possession financing to fund the working capital requirements of the Debtors during the pendency of the Chapter 11 Case. After taking into account amounts outstanding under the Debtors' prepetition Credit Agreement, the DIP Credit Agreement provides the Debtors with up to approximately $68.8 million of additional liquidity. The
DIP Credit Agreement received interim approval by the Bankruptcy Court on January 4, 2006, but remains subject to final approval by the Bankruptcy
Court, which has scheduled a hearing for February 2, 2006 to consider final approval. The interim approval allows the Debtors to access up to $37,000,000 of additional liquidity prior to the entry of a final order by the Bankruptcy Court approving the DIP Credit Agreement. Availability under the DIP Credit Agreement is subject to a borrowing base calculated based upon specified percentages of the Debtors' eligible current and fixed assets, minus $10 million and other reserves. The DIP Credit Agreement is guaranteed by the non-borrowing Debtors and secured by a first priority lien on substantially all of the real and personal property of the Debtors.

The DIP Credit Agreement provides for certain financial and other covenants including, but not limited to, a minimum fixed charge coverage ratio, affirmative covenants and negative covenants with respect to additional indebtedness, new liens, declaration or payment of dividends, sales of assets, acquisitions, loans and investments. Payment under the DIP Credit Agreement may be accelerated following certain events of default including, but not limited to, dismissal of any of the Chapter 11 Cases or conversion to chapter 7 of the Bankruptcy Code, appointment of a trustee or examiner with expanded powers, failure to make payments when due, noncompliance with covenants, breaches of representations and warranties, and confirmation of any plan of reorganization which does not provide for a termination of the lenders' commitments and repayment in full in cash of the Debtors' obligations under the DIP Credit Agreement. Interest rates on outstanding loans under the DIP Credit Agreement are charged at per annum rates equal to LIBOR plus 2.75%, or Alternate Base Rate (greater of the prime rate and 0.50% over federal funds rate) plus 1.50%. The DIP Credit Agreement matures on January 4, 2008.

The foregoing description of the DIP Credit Agreement is qualified in its entirety by reference to the DIP Credit Agreement among General Electric Capital Corporation, as administrative agent, collateral agent and lender, Morgan Stanley Senior Funding, Inc., as syndication agent and lender, the lenders from time to time party thereto and the Debtors party thereto and the related domestic and Canadian Security Agreements and Pledge Agreements, each dated as of January 4, 2006, copies of which are attached hereto as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5 and are incorporated herein by reference.

ITEM 2.03. Creation of a Direct Financial Obligation or an Obligation Under an
           Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.03 of this Current Report on Form 8-K regarding the DIP Credit Agreement is incorporated by reference into this Item 2.03.


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ITEM 8.01.  Other Events.

On January 4, 2006, the Company issued a press release announcing receipt of bankruptcy court approvals necessary to maintain normal operations as it pursues the Restructuring in the Chapter 11 Cases. The press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01.  Financial Statements and Exhibits.

(c)  The following items are included as Exhibits to this report:

10.1 Senior Secured, Super Priority, Priming Debtor-in-Possession Credit Agreement, dated as of January 4, 2006, among the Debtors, as borrowers, General Electric Capital Corporation, as administrative agent, collateral agent and lender, Morgan Stanley Senior Funding, Inc., as syndication agent and lender, and the lenders from time to time party thereto.

10.2 Domestic Security Agreement, dated as of January 4, 2006, among the Company, the Domestic Subsidiary Borrowers, the other Subsidiary Loan Parties (other than the Canadian Guarantors (but including Pliant Packaging of Canada, LLC) and any other Loan Party that is a Foreign Subsidiary) and General Electric Capital Corporation.

10.3 Canadian Security Agreement, dated as of January 4, 2006, among the Company, Uniplast Holdings Co., Pliant Corporation of Canada Ltd., Pliant Packaging of Canada, LLC, Pliant Solutions Corporation and General Electric Capital Corporation.

10.4 Domestic Pledge Agreement, dated as of January 4, 2006, among the Company, the Domestic Subsidiary Borrowers, the other Subsidiary Loan Parties (other than the Canadian Guarantors (but including Pliant Packaging of Canada, LLC) and any other Loan Party that is a Foreign Subsidiary) and General Electric Capital Corporation.

10.5 Canadian Pledge Agreement, dated as of January 4, 2006, among Uniplast Holdings Co., Pliant Corporation of Canada Ltd. and General Electric Capital Corporation.

99.1 Press Release dated January 3, 2006.

99.2 Press Release dated January 4, 2006.


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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    PLIANT CORPORATION

Date: January 6, 2005               By: /s/ Joseph Kwederis
                                       ---------------------------------
                                    Joseph Kwederis
                                    Senior Vice President and Chief Financial
                                    Officer


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